Exhibit 99.1(a)

BALLENGEE GROUP, LLC

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

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Independent Auditors Report

To the sole Member and Manager of Ballengee Group, LLC

Opinion

We have audited the accompanying consolidated balance sheet of Ballengee Group LLC (the “Company”) as of December 31, 2024, the related statements of operations, statement of changes in members interest, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Ballengee Group LLC. and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter – Change in Auditor

The financial statements for the year ended December 31, 2023, were audited by other auditors, and their report dated October 28, 2025, expressed an unqualified opinion on those statements.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Ballengee Group LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Ballengee Group LLC’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Ballengee Group LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

We have served as the Company’s auditor since 2025.

Wahl Street Accountancy Corporation

Irvine, California

October 30, 2025

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INDEPENDENT AUDITORS’ REPORT

To Management

Ballengee Group, LLC

Dallas, Texas

Opinion

We have audited the accompanying financial statements of Ballengee Group, LLC, which comprise the balance sheet as of December 31, 2023, and the related statements of operations, members’ equity, and cash flows for the year then ended, and the related notes to the financial statements (collectively, the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ballengee Group, LLC, as of December 31, 2023 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Ballengee Group, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Ballengee Group, LLC’s ability to continue as a going concern within one year after the date the financial statements were available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Ballengee Group, LLC’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Ballengee Group, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Shreveport, Louisiana

October 28, 2025

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Ballengee Group, LLC

Balance Sheets

	December 31,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash	$113,228	$50,118
Accounts receivable	70,645	101,914
Prepaid expenses	-	1,620
Contracts receivable-current	4,035,342	5,561,323
ROU asset-current	300,000	300,000
Total Current Assets	4,519,215	6,014,975

Equipment, net	-	-
Contracts receivable-long term	4,266,249	4,274,606
Due from related party	760,552	-
ROU Asset-long term	952,432	1,225,851
Total Long Term Assets	5,979,233	5,500,457

TOTAL ASSETS	$10,498,448	$11,515,432

LIABILITIES AND MEMBERS’EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$684,810	$630,276
Due to related parties	-	508,000
Line of credit	1,233,388	163,752
Commissions payable-current	2,460,316	1,269,979
Operating lease liability, current	300,000	300,000
Total Current Liabilities	4,678,514	2,872,007

Commissions payable-long term	2,221,333	3,793,613
Long term debt	80,900	80,900
Operating lease liability, long term	952,432	1,225,851

Total Long - Term Liabilities	3,254,664	5,100,364

Total Liabilities	7,933,178	7,972,371

Members’ Equity:
Member units 10,000 units authorized and issued to BSG Holdings LLC and JBAH Holdings, LLC.	23,189,186	22,969,187
Accumulated deficit	(20,623,916)	(19,426,126)
Total Members’ Equity	2,565,270	3,543,061
TOTAL LIABILITIES AND MEMBERS’EQUITY	$10,498,448	$11,515,432

See accompanying notes to the financial statements.

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Ballengee Group, LLC

Statements of Operations

	For the Year Ended December 31, 2024	For the Year Ended December 31, 2023

Revenues	$7,083,692	$7,553,631
Cost of revenue (1)(2)(3)	5,109,113	5,513,922
Gross Profit	1,974,580	2,039,709

Operating Expenses
General and administrative (1)(2)	$2,063,044	$2,069,188
Professional fees	963,089	828,442
Total Operating Expenses	3,026,133	2,897,630

Loss from Operations	(1,051,554)	(857,921)

Other Income (Expense)
Interest expense	(171,306)	(165,579)
Net Other Expense	(171,306)	(165,579)

Net Loss	$(1,222,860)	$(1,023,500)

Note 1: “Agent to the Stars” salary for 2024 and 2023 in the amount of $690,000 and $720,000 reclassed to SG&A, respectively.

Note 2: Commission related expenses which was included in salary in SG&A reclassed to cost of revenue for 2024 and 2023 in the amount of 336,444 and 649,799 respectively.

Note 3: Includes marketing expenses, agent expenses, contract labor and commission expenses. Please see Notes 1 and 2 below.

See accompanying notes to the financial statements.

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Ballengee Group, LLC

Statements of Changes in Members’ Equity

For the Years Ended December 31, 2024 and 2023

	Membership				Total
	Units	Amount	Members’ Contributions	Accumulated Deficit	Stockholders Equity
Balance - December 31, 2022	10,000	$-	$22,956,420	$(18,402,626)	$4,553,794

Member contributions			12,767	-	12.767
Distributions	-	-	-	-	-
Net loss	-	-	-	(1,023,500)	(1,023,500)

Balance - December 31, 2023	10,000	$-	$22,969,187	$(19,426,126)	$3,543,061

Member contributions			220,000	-	220,000
Distributions	-	-	-	25,070	25,070
Net loss	-	-	-	(1,222,860)	(1,222,860)

Balance - December 31, 2024	10,000	$-	$23,189,186	$(20,623,916)	$2,565,270

See accompanying notes to the financial statements.

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Ballengee Group, LLC

Statement of Cash Flows

	For the Years Ended
	December 31,
	2024	2023
OPERATING ACTIVITIES:
Net loss	$(1,222,860)	$(1,023,500)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Accounts receivable	31,269	57,720
Contracts receivable	1,534,337	248,251
Prepaid expenses	1,620	(1,620)
Commissions payable	(381,943)	(918,130)
Accounts payable and accrued liabilities	79,603	1,377,641
Net Cash Provided By (Used in) Operating Activities	42,027	(259,638)

INVESTING ACTIVITIES:
Payments to and Advances from Jorgan Development	(1,268,551)	1,978,000
Net Cash (Used in) Provided by Investing Activities	(1,268,551)	1,978,000

FINANCING ACTIVITIES:
Net cash proceeds from (payments) to line of credit	1,069,635	(1,708,066)
Net contributions from BSG Holdings, LLC	220,000	12,767
Net Cash Provided by (Used in) Financing Activities	1,289,635	(1,695,299)

Net increase in cash	63,110	23,063
Cash, beginning of year	50,118	27,055
Cash, end of year	$113,228	50,118

Supplemental cash flow information
Cash paid for interest	$171,306	$165,579
Cash paid for taxes	$-	$-

See accompanying notes to the financial statements.

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NOTE 1. ORGANIZATION AND NATURE OF BUSINESS

Ballengee Group, LLC (the “Company”) is a privately held limited liability company and is primarily engaged in the business of representing Major League Baseball (MLB) athletes.

The Company was formed in August 2013 under the name KPS Sports, LLC. The Company then changed its name in July 2014 to Ballengee Group, LLC. The Company’s primary activity of generating revenue is through negotiating free agent and arbitration contracts as well as securing marketing deals and appearances for its represented athletes. The Company collects a percentage of the contract revenue earned by its athletes for contracts negotiated by us the Company and collects a percentage of all marketing revenue earned by its athletes for marketing deals and appearances secured because of our representation.

NOTE 2. GOING CONCERN

The Company accounts for going concern matters under the guidance of ASU 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40), Disclosure of Uncertainties about an Entities Ability to Continue as a Going Concern (“ASU 2014-15”). The guidance in ASU 2014-15 sets forth management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern as well as required disclosures. ASU 2014-15 indicates that, when preparing financial statements for interim and annual financial statements, management should evaluate whether conditions or events, in the aggregate, raise substantial doubt about the entity’s ability to continue as a going concern for one year from the date the financial statements are issued or are available to be issued. This evaluation should include consideration of conditions and events that are either known or are reasonably knowable at the date the financial statements are issued or are available to be issued, as well as whether it is probable that management’s plans to address the substantial doubt will be implemented and, if so, whether it is probable that the plans will alleviate the substantial doubt.

These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2024, the Company has incurred losses totaling $20,623,916 (December 31, 2023 - $19,426,126) since inception. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) as promulgated in the United States of America.

All figures are in U.S. Dollars. The Company’s fiscal year ends on December 31.

Reclassifications

Certain amounts in the prior period have been reclassified to conform to the current period presentation. These reclassifications have no material effect on the reported financial results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Significant estimates and assumptions reflected in these financial statements include, but are not limited to, and the valuation of acquired assets and liabilities. The Company bases its estimates on historical experience, known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

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NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company had cash on hand of $113,228 as of December 31, 2024 and $50,118 as of December 31, 2023. The Company had no cash equivalents as of December 31, 2024 and 2023, respectively.

Lease Accounting

For contracts entered into on or after October 1, 2019, the Company assesses at contract inception whether the contract is, or contains, a lease. Generally, it determines that a lease exists when (i) the contract involves the use of a distinct identified asset, (ii) obtains the right to substantially all economic benefits from use of the asset and (iii) it has the right to direct the use of the asset.

At the lease commencement date, the Company recognizes a right-of-use asset and a lease liability for all leases, except short-term leases with an original term of 12 months or less. The right-of-use asset represents the right to use the leased asset for the lease term. The lease liability represents the present value of the lease payments under the lease. The right-of-use asset is initially measured at cost, which primarily comprises the initial amount of the lease liability, plus any prepayments to the lessor and initial direct costs, such as brokerage commissions, less any lease incentives received.

All right-of-use assets are periodically reviewed for impairment in accordance with standards that apply to long-lived assets. The lease liability is initially measured at the present value of the lease payments, discounted using an estimate of the Company’s incremental borrowing rate for a collateralized loan with the same term as the underlying lease. The incremental borrowing rates used for the initial measurement of lease liabilities as of October 1, 2019, were based on the original lease terms.

Lease payments included in the measurement of lease liabilities consist of (i) fixed lease payments for the noncancelable lease term, (ii) fixed lease payments for optional renewal periods where it is reasonably certain the renewal option will be exercised, and (iii) variable lease payments that depend on an underlying index or rate, based on the index or rate in effect at lease commencement. Certain of the Company’s real estate lease agreements require variable lease payments that do not depend on an underlying index or rate, such as sales and value-added taxes, the Company’s proportionate share of actual property taxes, insurance, common area maintenance, and utilities. The Company has elected an accounting policy, as permitted by ASC 842, not to account for such payments as part of related lease payments. Consequently, such payments are recognized as operating expenses when incurred.

Lease expense for operating leases consists of the fixed lease payments recognized on a straight-line basis over the lease term plus variable lease payments as incurred. Amortization of the right-of-use asset for operating leases reflects amortization of the lease liability, any differences between straight-line expense and related lease payments during the accounting period, and any impairments.

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NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Under Financial Accounting Standards Board (“FASB”) Topic 606, “Revenue from Contacts with Customers” (“ASC 606”), the Company recognizes revenue when the customer obtains confirmation of the completion of the services, in an amount that reflects the consideration which is expected to be received in exchange for those services. The Company recognizes revenue following the five-step model prescribed under ASC 606: (i) identify the contract(s) with a customer (agent); (ii) identify the services to be provided in the contract (negotiate MLB contracts and marketing opportunities); (iii) determine the transaction price (agent commissions 5 to 7%); (iv) allocate the transaction price to the services in the contract (agent commissions for completed contracts and for performance and award bonuses); and (v) recognize revenues when (or as) the Company delivers the contracted services to the customer, the player (executed contracts are approved and signed by the Commissioner of Baseball – for international contracts they are executed by a similar body with authority for approval).

We recognize revenue from contracts with customers in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 606, “Revenue from Contracts with Customers” (“ASC 606”). Revenue is recognized at the point at which control of the underlying products (contracts) are transferred to the customer (players). Satisfaction of our performance obligations occur upon the completion of signed and executed contracts, which is evidenced in player contracts by the signing of the contract by the Commissioner of Baseball. We consider major league baseball agreements and our standard agent agreement are considered to be the contracts with a customer.

Major League Baseball (“MLB”) Player Contract Commissions (arbitration revenues) – The Company negotiates single-year and multi-year MLB contracts for its represented athletes. The Company earns a commission on all salaries, incentives, and bonuses stipulated in the contract. The MLB contracts negotiated by the Company are for guaranteed contracts only. The terms of the contracts signed between the Company and its represented athletes state that the athlete owes the Company its commission whether the athlete remains the Company’s client throughout the term of the contract or terminates their relationship with the Company to pursue alternative representation. The Company’s only performance obligation is to successfully negotiate the athlete’s contract. All minor league and major league baseball contracts are reviewed, approved and signed by the Commissioner of Baseball to ensure compliance with league rules. The MLB contract is not in effect until it is signed by the Commissioner of Baseball. A copy of the contract is sent to the Major League Baseball Players Association (MLBPA). As the Company has an unconditional right to consideration, the Company recognizes all commissions on all current and future year salaries the player will earn throughout their contract at the point in time the contract is signed into effect.

From time to time, the Company will negotiate performance and award bonuses. The Company will recognize the revenues on those bonuses when the performance targets as they are achieved or they are awarded as the payments for those bonuses are guaranteed by the club and approved contractually by the MLB.

For each contract approved by the Commissioner of Baseball, for both major league and minor league contracts, the player enters into life insurance that covers a majority of the players’ salary. If a tragic event occurs the life insurance proceeds will be paid to the Club and in certain circumstances a portion to MLB.

MLB Player Marketing Commissions (marketing revenues) – The Company negotiates and secures marketing activities (personal appearances, exhibitions/clinics, books, films, media opportunities, etc.) for its represented athletes. The Company earns a commission on all athlete earnings from marketing activities. The terms of the contracts signed between the Company and its represented athletes state that the athlete owes the Company its commission on marketing activities negotiated by the Company whether the athlete remains the Company’s client throughout the term of the marketing contract or terminates their relationship with the Company to pursue alternative representation. The Company’s only performance obligation is to successfully negotiate a marketing contract. As the Company has an unconditional right to consideration, the Company recognizes all commissions on all current and future year earnings from marketing activities at the point in time the contract is signed into effect. Generally, marketing contracts are short-term in nature.

For some marketing contracts it is industry standard that the player receives the full benefit for certain types of marketing activities, specifically, for personal appearances, signing baseball cards, exhibitions and clinics. The Company recognizes these events as gross revenues as they are the primary obligor in determining the pricing and timing of the event.

For marketing contracts, the Company exercises control over the marketing activities prior to their delivery to the player:

1.	Responsibility and Oversight: The Company is responsible for the strategy, approval, and execution of the marketing campaigns. It selects and manages vendors and ensures deliverables meet contractual objectives.

2.	Control of the Service: The Company determines the design, content, and timing of marketing efforts, demonstrating control before transfer.

3.	Pricing and Contracting: The Company negotiates pricing with customers and vendors separately, retaining discretion in allocation and budgetary expenses for the event.

4.	Fulfillment Risk: If third-party vendors fail to perform, the Company remains responsible for performance, indicating fulfillment risk.

The Company’s performance obligation is to provide an integrated marketing service rather than simply arranging for another party to do so. Accordingly, the Company controls the specified service before transfer to the customer, further supporting reporting marketing revenues gross.

The Company represents a small group of players that play internationally in Japan. The terms of these contracts are similar to the MLB minor league and major league baseball. For their international players, the Company recognizes revenue in the same manner as their minor league and major league baseball contracts.

Disaggregation of Revenue:

The Company disaggregates revenue based on the type of service and timing of revenue recognition. For the years ended December 31, 2024 and 2023, revenue was as follows:

Agent Commissions on MLB Contracts:	$5,958,372	$5,825,861

Marketing Income	1,125,320	1,727,770

Total Revenue:	$7,083,692	$7,553,631

In cost of revenues, the Company has recorded expenses related to marketing income of $1,101,010 and $1,609,467 for the years ended December 31, 2024 and 2023. The balance of expenses in cost of revenues pertains to client expenses in the amount of $235,567 and $298,694 for the years ended December 31, 2024 and 2023, respectively.

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NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Major Customers and Concentration of Credit Risk

The foundation of the Company relies on the relationships our agents have with current MLB players, including minor league players. During 2024, we had ten agents, of which five of those agents handled 90% of our revenue and contracts. In 2023, we had ten agents handling 90% or more of our revenues and contracts. The value of the bull pen is also tied to our agent relationships with up-and-coming baseball players. Subsequent to year end, we parted with one of our agents that had significant client relationships. We are currently evaluating the impact of this event on our business. The Company evaluates industry specific credit risk but does not believe that any material risk is identified that could materially impact on our results of operations and financial position.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its cash with high quality banking institutions. From time to time, the Company may maintain cash balances at certain institutions in excess of the Federal Deposit Insurance Corporation limit of $250,000. The Company has not incurred any loss from this risk, nor does it expect it to. The Company’s revenues from product sales and accounts receivable have no material or significant concentration in anyone or a multitude of customers and all receivables are expected to be collected.

Accounts Receivable and Allowances

The Company’s trade accounts receivable are primarily derived from revenues earned on marketing agreements entered into by the athletes being represented and the commissions on the current year salary that athletes earn. At each balance sheet date, the Company recognizes an expected allowance for credit losses. In addition, also at each reporting date, this estimate is updated to reflect any changes in credit risk since the receivable was initially recorded. This estimate is calculated on a pooled basis where similar risk characteristics exist. Historically, the Company has had no credit losses as the MLB minor league and major league contracts are guaranteed.

The allowance estimate is derived from a review of the Company’s historical losses based on the aging of receivables. This estimate is adjusted for management’s assessment of current conditions, reasonable and supportable forecasts regarding future events, and any other factors deemed relevant by the Company. The Company believes historical loss information is a reasonable starting point in which to calculate the expected allowance for credit losses as the Company’s portfolio segment, represented athletes, has remained constant since the Company’s inception. The allowance for credit losses for trade accounts receivable was $32,839 as of December 31, 2024 and 2023. The Company felt that since all receivables were able to be collected, there was no need for an additional allowance in 2024 but kept the same allowance to be conservative.

When the Company negotiates athlete contracts and they are signed into effect by the Commissioner of Major League Baseball, the Company earns revenues on all current and future year salaries stipulated in the contract that will be paid to the athlete, which is guaranteed. The Company sends an invoice in August to remind the teams to pay the fees owed to players and the agents that work for the Company.

The Company recognizes the current portion of the contracts receivable to be collected in the next twelve months.

Equipment

Equipment is carried at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of property and equipment are 3-7 years.

Routine maintenance and repairs are charged to operating expense, while the costs of improvements and replacements are capitalized. When an asset is retired or sold, its cost and related accumulated depreciation are removed from the accounts, and the difference between the net book value of the asset and proceeds from disposition is recognized as a gain or loss in the statement of operations.

Commissions payable

Commissions payable consist of the portion of commissions earned on current year athlete salaries that are due to the Company’s agents. The Company records commissions payable to its agents, and the related commission expense, in the year that the salary will be paid to the athlete. Commissions are accrued at the time the player contracts are officially signed and approved by the MLB Commissioner. Agent commissions are guaranteed and are to be paid even if the agent leaves the agency, which is also industry standard.

The Company recognizes the current portion of the commissions payable in the next twelve months.

Income Taxes

Ballengee Group, LLC is organized as a limited liability company under the laws of Texas and is treated as a pass-through entity for U.S. federal and state income tax purposes. As a pass-through entity, the Company’s income, deductions, credits, and other tax attributes are generally passed through to its members, who report their respective shares of the Company’s taxable income or loss on their individual or corporate tax returns. Accordingly, the Company does not record a provision for federal or state income taxes in its financial statements, as income tax obligations are borne by the members.

Accounting for Tax Positions

The Company follows the provisions of ASC 740, Income Taxes, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. Under ASC 740, a tax position is recognized in the financial statements when it is more likely than not (i.e., a likelihood of more than 50%) that the position will be sustained upon examination by tax authorities, based on the technical merits of the position. Recognized tax positions are measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement. As a pass-through entity, the Company generally does not incur entity-level income tax liabilities. However, the Company evaluates any uncertain tax positions related to its operations, including those that may affect the members’ tax reporting or result in entity-level taxes in certain jurisdictions (e.g., state taxes, franchise taxes, or taxes in jurisdictions where pass-through status may not be fully recognized).

As of December 31, 2024 and 2023, the Company has evaluated its tax positions and determined that there are no material uncertain tax positions requiring recognition or disclosure in the financial statements. The Company has not recorded any liabilities for unrecognized tax benefits, interest, or penalties related to uncertain tax positions.

Other Tax Considerations

The Company may be subject to certain state or local taxes, such as franchise taxes, gross receipts taxes, or other non-income-based taxes, which are recorded as operating expenses in the financial statements in accordance with ASC 720, Other Expenses. For the years ended December 31, 2024 and 2023, the Company incurred $256,801 and $214,935, respectively, in such taxes, which are included in administrative expenses.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. As of December 31, 2024 and 2023, the Company’s tax returns for the years 2021 to 2024 remain subject to examination by the relevant tax authorities. The Company is not currently under examination by any tax authority.

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NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Contingencies

The Company follows ASC 450-20, “Loss Contingencies” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no loss contingencies as of December 31, 2024 and 2023.

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842)” (“ASU 2016-02”) which supersedes existing guidance on accounting for leases in “Leases (Topic 840).” The standard requires lessees to recognize the assets and liabilities that arise from leases on the balance sheet. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. The new guidance is effective for annual reporting periods beginning after December 15, 2018 and interim periods within those fiscal years. The amendments should be applied at the beginning of the earliest period presented using a modified retrospective approach with earlier application permitted as of the beginning of an interim or annual reporting period. The Company evaluated the effects of adopting ASU 2016-02 on its financial statements and determined that the Company currently has no leases for valuation.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. This ASU enhances the disclosures related to segment reporting for public entities. It requires entities to disclose significant segment expenses for each reportable segment, providing greater transparency in segment performance. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating how this ASU will impact its financial statements and disclosures. The Company has evaluated this ASU and there was no impact on the financial statements and disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This ASU enhances the transparency and decision usefulness of income tax disclosures. It is designed to provide more detailed information about an entity’s income tax expenses, liabilities, and deferred tax items, potentially affecting how companies report and disclose their income tax-related information. The ASU is effective for public business entities for annual periods beginning after December 15, 2024, including interim periods within those fiscal years. The Company is currently evaluating how this ASU will impact its financial statements and disclosures.

In November 2024, the FASB issued ASU 2024-03 “Disaggregation of Income Statement Expenses,” which requires the Company to disaggregate key expense categories such as employee compensation, depreciation and intangible asset amortization within its financial statements. ASU 2024-03 is effective for annuals periods beginning with the Company’s fiscal year 2027, and interim periods within the Company’s fiscal year 2028, with early adoption permitted. The Company is currently evaluating the impact of this ASU on its Notes to the Financial Statements.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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NOTE 4 – ACCOUNTS RECEIVABLE

Trade accounts receivable at December 31, 2024 and 2023 consist of the following:

	December 31, 2024	December 31, 2023

Beginning	$101,914	$309,589

Add: New Balances	402,652	722,969

Less: Payments	(433,921)	(930,644)

Accounts receivable	$70,645	$101,914

The Company’s trade accounts receivable are primarily derived from commissions earned on marketing agreements entered into by the athletes being represented and the commissions on the current year salary that athletes earn.

The allowance for credit losses for trade accounts receivable was $32,839 as of December 31, 2024 and 2023. The Company felt that since all receivables were able to be collected in 2024, there was no need for an additional allowance in 2024 but maintained the allowance from the prior year to be conservative.

NOTE 5 – PREPAID ASSET

The prepaid asset at December 31, 2024 and 2023 consists of the following:

	December 31, 2024	December 31, 2023

Prepaid asset	$-	$1,620

The prepaid asset was made up of a prepaid invoice for cleaning services as of December 31, 2023. There were no prepaid assets as of December 31, 2024.

NOTE 6 – CONTRACTS RECEIVABLE

Contracts receivable at December 31, 2024 and 2023 consists of the following:

	December 31, 2024	December 31, 2023

Beginning	$9,835,928	$10,047,407

Add: New Balances	5,671,784	5,557,951

Less: payments	(7,206,120)	(5,769,429)

Contracts receivable	$8,301,592	$9,835,928

Contracts receivable - current	4,035,342	5,561,323

Contracts receivable - long term	4,266,249	4,274,606

When the Company negotiates athlete contracts and they are signed into effect, the Company earns revenues on all current signed contracts as agent fees are guaranteed. Performance and award bonuses are recognized in the year that the bonuses are achieved. Contracts receivable represents all signed contracts that were executed for athletes still unpaid as the fees are paid by the teams on an annual basis. Contract receivable is split between the fees to be collected in the next twelve months and long-term contract receivable for fees to be paid past twelve months. The Company does not record a reserve or allowance for bad debts as all contracts for the MLB in the minors and the major leagues are guaranteed.

NOTE 7 – EQUIPMENT

Equipment at December 31, 2024 and 2023 consists of the following:

	December 31, 2024	December 31, 2023

Equipment	$12,687	$12,687
Less: accumulated depreciation	(12,687)	(12,687)
Equipment, net	-	-

Equipment is carried at cost, less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the estimated useful lives of the assets. Estimated useful lives of equipment are 3-7 years. These assets were fully depreciated as of December 31, 2024 and 2023, respectively.

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NOTE 8 – DUE FROM RELATED PARTY

Due from related party at December 31, 2024 and 2023 consists of the following:

	December 31, 2024	December 31, 2023

Jorgan Development, LLC	760,552	-
Accrued Interest	-	-
Due from related party	$760,552	$-

During the year ended December 31, 2024, several of the Company’s related parties under common management received funds to pay for their operating expenses. Historically, the Company has been funded by Mr. James Ballengee through his companies under common control. This related party is Jorgan Development, a Texas limited liability company owed by James H. Ballengee. As of December 31, 2024, the Company is owed $760,552 for advances to Jorgan Development. The advances have no stated repayment terms and are zero- interest bearing. As of December 31, 2023, the Company owed Jorgan Development of $508,000. Please see note 12 for further details.

NOTE 9 – RIGHT OF USE ASSET

Right of use asset as of December 31, 2024 and 2023 consists of the following:

	December 31, 2024	December 31, 2023

Beginning Balance	$1,525,851	$1,796,293

Less: Rent Expense	(300,000)	(300,000)

Add: Amortization of interest	26,581	29,558

Ending Balance	$1,252,432	$1,525,851

On April 20, 2019, the Company entered into an operating lease with Bacchus Capital Trading, LLC (“Bacchus”), a related party under common management, for the use of corporate office space with terms of 120 months with monthly installments of $25,000. On December 31, 2019, Bacchus assigned its rights, liabilities, and obligations as landlord to White Claw Crude (“WCC”).

The terms of the lease agreement classify the lease as an operating lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of 1.767%, which is the rate of a United States government bond as of the commencement date of the lease and for a term comparable to the lease terms.

During the years ended December 31, 2024 and 2023, the Company paid WCC $300,000 and $300,000 of lease payments, respectively. As of December 31, 2024 and 2023, $400,000 and $320,000 of these lease payments were included in accounts payable on the accompanying balance sheets.

NOTE 10 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable at December 31, 2024 and December 31, 2023 consist of the following:

	December 31, 2024	December 31, 2023

Accounts payable	$639,563	$630,276
Accrued liabilities	45,247	-
	$684,810	$630,276

The account payables and accrued liabilities are amounts owed to vendors and other parties.

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NOTE 11 – DUE TO RELATED PARTY

Amounts due to related party at December 31, 2024 and 2023 consist of the following

	December 31, 2024	December 31, 2023

Jorgan Development, LLC	$-	$508,000
Total due to related party	-	508,000
Accrued Interest	-	-
Total due to related party	$-	$508,000

During the year ended December 31, 2023, the Company received operating loans from Jorgan Development, LLC (“Jorgan”), a Texas limited liability company owned by James H. Ballengee (“James”), a manager of the Company. The loans have no stated repayment terms and are zero- interest bearing. As of December 31, 2023, the Company owed a total of $508,000 to Jorgan. During the year ended December 31, 2024, James Ballengee loaned the Company $70,000. The balance was repaid during the year.

NOTE 12 –LINE OF CREDIT

The Company has a line of credit balance at December 31, 2024 and December 31, 2023 consisting of the following:

	December 31, 2024	December 31, 2023

Line of credit	$1,233,388	$163,753
Total Line of credit	$1,233,388	$163,753

On March 2, 2020, the Company entered into a line of credit consisting of a loan and security agreement as well as an accompanying promissory note for $1,500,000, which was initially due on May 31, 2021, with an origination fee of 1.5%. Amounts underlying the line of credit were personally guaranteed by James Ballengee and the loans were further secured by all of the assets of the Company. The maximum loan amount was originally the lesser of (i) $1,500,000 or (ii) 70% of certain of the Company’s eligible accounts as described in the loan and security agreement. On May 31, 2022, the maximum loan amount was increased to $3,000,000. On April 26, 2023, the Company entered into an amendment to the loan documents extending the maturity date of the loan to August 31, 2023. On September 30, 2023, the maturity date of the loan was extended to September 30, 2024. On June 27, 2025, the Company entered into an amendment to the loan documents extending the maturity date to August 27, 2025.

The loans underlying the line of credit bear an interest rate of 8.50% per annum. The outstanding principal balance of the loans was $1,233,388 and $163,752 as of December 31, 2024 and 2023, respectively.

On October 3, 2025, the Company paid off the line of credit in full for the remaining balance of $363,082, which released all personal guarantees and security interests held by the financial institution.

NOTE 13 – COMMISSION PAYABLE

Commissions payable at December 31, 2024 and 2023 consist of the following:

	December 31, 2024	December 31, 2023

Commissions payable	$4,681,649	$5,063,592
Total commissions payable	$4,681,649	$5,063,592

Commissions payable consists of the entire amount of commissions earned on executed contracts in the current year for the athletes to the Company’s agents. All commissions are expensed and booked as a payable in the year the contract is executed and offset as it is paid when amounts due under the contract are paid to the Company.

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NOTE 14 – OPERATING LEASE LIABILITY

Operating lease liability at December 31, 2024 and 2023 consist of the following:

	December 31, 2024	December 31, 2023

Operating lease liability, current	$300,000	$300,000
Operating lease liability, long term	952,432	1,225,851
Total operating lease liability	$1,252,432	$1,525,851

On April 20, 2019, the Company entered into an operating lease with Bacchus Capital Trading, LLC (“Bacchus”), a related party under common management, for the use of corporate office space with terms of 120 months with monthly installments of $25,000. On December 31, 2019, Bacchus assigned its rights, liabilities, and obligations as landlord to WCC.

The terms of the lease agreement classify the lease as an operating lease in accordance with FASB ASC 842. As such, the Company has recorded a lease obligation as well as a lease asset equal to the present value of the future cash payments. In determining the discount rate for the calculation of future cash payments, the Company used the risk-free discount rate of 1.767%, which is the rate of a United States government bond as of the commencement date of the lease and for a term comparable to the lease terms.

During the years ended December 31, 2024 and 2023, the Company paid WCC $300,000 and $300,000 of lease payments, respectively. As of December 31, 2024 and 2023, $400,000 and $320,000 of these lease payments were included in accounts payable on the accompanying balance sheets. As of December 31, 2024, the Company converted $220,000 of the outstanding accounts payable to forgive the amounts owed as rent to WCC as an equity contribution.

Operating Lease Liabilities

Future minimum lease payments for each of the next five years and beyond are as follows:

2025	300,000
2026	300,000
2027	300,000
2028	300,000
2029	100,000
Total minimum lease payments	1,300,000
Less: amount representing interest	(47,568)
Total lease obligation	1,252,432
Less: current portion	(300,000)
Total lease obligation, less current portion	952,432

NOTE 15 – LONG TERM DEBT

Long term debt at December 31, 2024 and 2023 consists of the following:

	December 31, 2024	December 31, 2023

Long term debt	$80,900	$80,900
Total long term debt	$80,900	$80,900

Note payable to the Small Business Administration (“SBA”) dated July 17, 2020, with interest-only monthly payments of $395 at 3.75%. The principal amount of the note at issuance was $80,900. The note matures on June 15, 2050 at which time the entire principal amount plus any accrued outstanding interest is due. The long-term debt is collateralized by a security interest in all tangible and intangible property of the Company and requires communication with SBA if there are changes to the Company’s legal structure, place of business, jurisdiction of organization or name. The Company makes the standard monthly payment which is 100% interest.

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NOTE 16: MEMBERS’S EQUITY

Authorized membership interest

The Company has 10,000 Units of Membership Interest issued and outstanding, of which 9,900 such units is owned by BSG Holdings, LLC and 100 such units is owned by JBAH Holdings, LLC. All of the Membership Interests have been duly authorized, are validly issued, fully paid and non-assessable. The Membership Interests constitute all of the issued and outstanding Membership Interests of the Company on a fully diluted basis.

As of December 31, 2024 and 2023, the Company had 10,000 membership units issued and outstanding. All outstanding membership units are fully paid and non-assessable.

The Company converted $220,000 that was payable to WCC as an equity contribution during the year ended December 31, 2024 (2023-$12,767).

As of July 14, 2025, Adapti purchased 100% of the outstanding membership units as part of the acquisition. See company overview for further information.

Membership Units

The Company is a limited liability company duly formed and validly existing under the laws of the State of Texas.

The State of Texas provides that the holders of the membership units shall have one vote per share. In addition, except as otherwise required by law, as provided in this Articles of Incorporation, and as otherwise provided in the resolution or resolutions, if any, on any matter presented to the holders of Membership units for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), the holders thereof shall vote together as a single class.

Holders of the membership units will have no preemptive or conversion rights or other subscription rights.

Membership Units

No dividends, if dividends were issued holders would have a pro-rata right, 1 share 1 vote, no preemption rights.

NOTE 17 – COMMITMENTS

Lease Commitments

The Company determines if an arrangement is a lease at inception. This determination generally depends on whether the arrangement conveys to the Company the right to control the use of an explicitly or implicitly identified fixed asset for a period of time in exchange for consideration. Control of an underlying asset is conveyed to the Company if the Company obtains the rights to direct the use of and to obtain substantially all of the economic benefits from using the underlying asset. The Company has lease agreements which include lease and non-lease components, which the Company has elected to account for as a single lease component for all classes of underlying assets. Lease expense for variable lease components are recognized when the obligation is probable.

Operating lease right of use (“ROU”) assets and lease liabilities are recognized at commencement date based on the present value of lease payments over the lease term. Operating lease payments are recognized as lease expense on a straight-line basis over the lease term. The Company primarily leases buildings (real estate) which are classified as operating leases. ASC 842 requires a lessee to discount its unpaid lease payments using the interest rate implicit in the lease or, if that rate cannot be readily determined, its incremental borrowing rate. As an implicit interest rate is not readily determinable in the Company’s leases, the incremental borrowing rate is used based on the information available at commencement date in determining the present value of lease payments.

The lease term for all of the Company’s leases includes the non-cancellable period of the lease plus any additional periods covered by either a Company option to extend (or not to terminate) the lease that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) the lease controlled by the lessor. Options for lease renewals have been excluded from the lease term (and lease liability) for the majority of the Company’s leases as the reasonably certain threshold is not met.

Lease payments included in the measurement of the lease liability are comprised of fixed payments, variable payments that depend on index or rate, and amounts probable to be payable under the exercise of the Company option to purchase the underlying asset if reasonably certain.

Variable lease payments not dependent on a rate or index associated with the Company’s leases are recognized when the event, activity, or circumstance in the lease agreement on which those payments are assessed as probable. Variable lease payments are presented as operating expenses in the Company’s income statement in the same line item as expense arising from fixed lease payments. As of December 31, 2024 and 2023, management determined that there is a variable lease. Please see note 9 and 14 for further details.

Litigation

There is no pending, threatened or actual legal proceedings in which the Company is a party other than what is described in the subsequent events footnote.

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NOTE 18: SUBSEQUENT EVENTS

On July 14, 2025, the Company entered into a merger agreement with Adapt, Inc. a public company where they acquired our business for $27,500,000 in stock and debt.

On September 15, 2025, Adapti entered into a convertible note with Campbell Trust for $180,818 in the form of a convertible note with 17.5% interest for 3 month term for $150,000 in cash and $30,818 in interest.

On October 3, 2025, the Company paid off the line of credit in full for the remaining balance of $361,272, which released all personal guarantees and security interests held by the financial institution.

On October 17, 2025 the Company entered into a settlement agreement with a former agent. There will be no impact to the contracts already recognized until June 30, 2025. The Company is to pay out commissions to this former agent as agreed in the settlement agreement. The Commissions are fully accrued.

On August 27, 2025, the Company also terminated its agreement with a former consultant. The settlement agreement has not yet been reached. On September 12, 2025, the Company received a demand letter from the former consultant demanding repayment for monies owed. The amount of demand was $1,450,000. As of the date hereof, we are not aware of any action being commenced and the Company is in active negotiations with counsel for the consultant. It is still too early in the process to determine what the final outcome will be. The Company has accrued an amount that is expected to be paid to this consultant inclusive of legal fees.

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